Exhibit 99.4
[Letterhead of Suntrust Bank, N.A.]
[     ], 2007

To:	Participants in the Florida Rock Industries, Inc. Profit Sharing and Deferred Earnings Plan Participants in the Arundel Corporation Profit Sharing and Savings Plan:

Re:	Proposed Acquisition of Florida Rock Industries, Inc. by Vulcan Materials Company
     The purpose of this letter is to provide you with important information concerning your voting and election rights as a participant in the Florida Rock Industries, Inc. Profit Sharing and Deferred Earnings Plan and The Arundel Corporation Profit Sharing and Savings Plan (each, a “Plan” and collectively, the “Plans” or “Florida Rock Savings Plans”) in connection with the proposed acquisition of Florida Rock Industries, Inc. (“Florida Rock”) byVulcan Materials Company (“Vulcan”).
     Florida Rock and Vulcan have entered into a merger agreement that will combine Florida Rock and Vulcan into a company named Virginia Holdco, Inc. (“Virginia Holdco”), a wholly owned subsidiary of Vulcan. In the proposed business combination, Florida Rock will merge with a wholly owned subsidiary of Virginia Holdco, with Florida Rock continuing as the surviving corporation, (the “Florida Rock Merger”), and Vulcan will merge with a separate wholly owned subsidiary of Virginia Holdco, with Vulcan continuing as the surviving corporation (the “Vulcan Merger”). In the Florida Rock Merger, each Florida Rock share will be converted into the right to receive either (1) $67.00 in cash or (2) 0.63 of a Virginia Holdco share, or a combination thereof, in each case subject to proration as described below. After completion of the mergers, Virginia Holdco will be renamed “Vulcan Materials Company” and Vulcan will be renamed “VMC Corp.”
     As a participant in a Florida Rock Savings Plan, you have the right (as described below) to direct how the shares of Florida Rock common stock allocated to your Account are to be voted with respect to the approval of the merger agreement and whether to elect to receive the cash consideration or the share consideration, or some combination thereof, in exchange for shares of Florida Rock common stock allocated to your Account, subject to the caps on each type of consideration and proration provisions described below (See EFFECT OF CAPS ON TYPES OF CONSIDERATION). This election will be effective only upon the completion of the Florida Rock Merger, which is subject to the satisfaction of a number of conditions, including the approval of the merger agreement by Florida Rock shareholders.
     A complete description of the merger agreement and of the election and proration procedures and other important information related to the Florida Rock Merger is included in the materials titled “proxy statement/prospectus” of Florida Rock that is included in this package. You should read the proxy statement/prospectus carefully and in its entirety.
     Also, enclosed are election materials, a Voting Direction Form, a Merger Consideration Election Form, and Merger Consideration Election Instructions, that require your immediate attention. You are urged to examine carefully the enclosed material and any other material you receive concerning the merger and election consideration. A RESPONSE IS REQUIRED BY MAIL WHICH MUST BE RECEIVED BY THE TRUSTEE NO LATER THAN 5:00 P.M. NEW YORK CITY TIME, ON                     , 2007, FIVE BUSINESS DAYS PRIOR TO SUCH MEETING.
     SunTrust Bank, N.A. currently serves as trustee (the “Trustee”) of the Florida Rock Savings Plans. Under the terms of the Plans, upon receipt of the results of participant instructions to the Trustee as to how the shares of Florida Rock common stock allocated to participant Plan accounts are to be voted and whether to receive cash or share consideration with respect to those shares, the Trustee shall, to the extent not inconsistent with ERISA, act in accordance with participant instructions. With respect to shares for which instructions as to voting or merger consideration are not timely received, or with respect to unallocated shares held in a suspense account under a Plan, the Trustee, to the extent not inconsistent with ERISA, shall act in the manner described below.

PROCEDURE FOR DIRECTING TRUSTEE
MERGER VOTE:
     Enclosed is a Voting Direction Form that you must complete, sign and return to the Trustee, in order to vote your shares regarding the proposal to approve of the merger agreement at the special meeting and a separate proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies. Please use the enclosed envelope to return your Voting Direction Form to the Trustee. The Trustee shall, to the extent not inconsistent with ERISA, vote the shares of Florida Rock common stock for which voting forms are timely received in accordance with such instructions. (If you otherwise timely return the voting form to the Trustee, but do not specifically indicate how you want the Trustee to vote on the approval of the merger agreement and the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, the Trustee will vote your Plan shares in favor of the approval of the merger agreement and in favor of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.) In addition, the Trustee shall, to the extent not inconsistent with ERISA, vote any shares for which no voting form is timely received and all unallocated shares held in a suspense account under a Plan in the same proportion as the Trustee votes shares of Florida Rock common stock for which instructions have been timely received. The number of shares you are eligible to vote is based on the number of shares allocated to your account under the applicable Plan on                     , 2007, the record date for the determination of shareholders eligible to vote. FOR YOUR VOTING INSTRUCTIONS TO BE EFFECTIVE, THE TRUSTEE MUST RECEIVE YOUR VOTING DIRECTION FORM BY MAIL NO LATER THAN 5:00 P.M. NEW YORK CITY TIME ON                     , 2007, FIVE BUSINESS DAYS PRIOR TO SUCH MEETING.
     Instructions for filing the Voting Election Form, and deadline for doing so, are summarized in the Voting Election Form itself.
     ELECTION CONSIDERATION:
     Enclosed is a Merger Consideration Election Form that you must complete, sign and return to the Trustee, if you want to make an election as to the choice of merger consideration. Please use the enclosed envelope to return your Merger Consideration Election Form to the Trustee. As noted above, upon the receipt of the results of participant direction, the Trustee shall, to the extent not inconsistent with ERISA, request the form of consideration indicated by each participant who has timely returned a properly completed Merger Consideration Election Form. With respect to shares of Florida Rock common stock for which no Merger Consideration Election Form is timely received, unallocated shares held in a suspense account under a Plan and shares with respect to which an election form is timely returned without direction as to the form of merger consideration, the Trustee shall, to the extent not inconsistent with ERISA, request merger consideration in the same proportion of cash and stock as requested for shares of Florida Rock common stock for which properly completed Merger Consideration Election Forms have been timely received. Your election will be based on the number of shares allocated to your account under the applicable Plan on                     , 2007, two Business days prior to the Special Meeting of Florida Rock Shareholders. FOR YOUR ELECTION TO BE EFFECTIVE, THE TRUSTEE MUST RECEIVE YOUR ELECTION FORM BY MAIL NO LATER THAN 5:00 P.M. NEW YORK CITY TIME ON                     , 2007, FIVE BUSINESS DAYS PRIOR TO SUCH MEETING.
     Instructions for filing the Merger Consideration Election Form, and deadlines for doing so, are outlined in detail in the enclosed materials titled “Merger Consideration Election Instructions” and are briefly summarized in the Merger Consideration Election Form itself.
EFFECT OF NO ELECTION OF MERGER CONSIDERATION ON YOUR ACCOUNT
     If you do not make an election by the Election Deadline you will have no control over the type of consideration that you will receive and your Florida Rock shares may be exchanged for the cash consideration, the share consideration, or a combination thereof, depending on the elections of other participants in the applicable Plan.
EFFECT OF CAPS ON TYPES OF CONSIDERATION
     The amount of stock and cash consideration allocated to your account is subject to certain caps on the relative amounts of stock and cash consideration that may be issued in connection with the Florida Rock Merger. As described more fully in the proxy statement/prospectus, as soon as possible after the Election Deadline, the elections made by Florida Rock shareholders will be subject to proration procedures to ensure that, in the aggregate, 70% of the Florida Rock shares are converted into the cash consideration and 30% of the Florida Rock shares are converted into the share consideration. If holders of more than 70% of the Florida Rock shares elect to receive the cash consideration, the cash consideration will be provided in exchange for those Florida Rock shares the holders of which elected the cash consideration on a pro rata basis for an aggregate of 70% of the Florida Rock shares, and all the remaining Florida Rock shares will be exchanged for the share consideration. If holders of more than 30% of the Florida Rock shares elect the share consideration, the share consideration will be provided in exchange for those Florida Rock shares the holders of which elected the share consideration on a pro rata basis for an aggregate of 30% of the Florida Rock shares, and all the remaining Florida Rock shares will be exchanged for the cash consideration.
     ALL CASH AND SHARE PROCEEDS WILL REMAIN IN THE PLAN AND WILL BE ALLOCATED TO THE PARTICIPANT’S ACCOUNT. INDIVIDUAL PARTICIPANTS IN THE PLAN WILL NOT RECEIVE THE PROCEEDS FROM THE MERGER CONSIDERATION DIRECTLY.
     IF YOU ELECT CASH CONSIDERATION:
     If your Account under the applicable Plan is allocated cash consideration in exchange for all or part of your Florida Rock shares under the Plan to the extent of your making a cash election, your cash proceeds shall, in accordance with the terms of the Plan, be invested in the STI Classic Prime Quality Money Market Fund in the Florida Rock Savings Plan. Thereafter, you will be able to transfer such proceeds to other available investment options under the Plan, in accordance with the terms and conditions of the Plan.
     IF YOU ELECT SHARE CONSIDERATION:
     If your Account under the applicable Plan is allocated share consideration in exchange for all or part of the Florida Rock shares under the Plan, whether as a result of your election, the Trustee’s election, or due to the proration described above, your share proceeds shall be held under the [Florida Rock Stock Fund], which shall be renamed the [Virginia Holdco Stock Fund], and which shall thereafter be designed to invest in the shares of Virginia Holdco (to be renamed Vulcan Materials Company following completion of the mergers). Participants who elected to receive share consideration in exchange for their Florida Rock shares may receive a combination of cash consideration and stock consideration due to the proration described above; such cash consideration will be reinvested in the [Virginia Holdco Stock Fund] under the applicable Plan. Thereafter, you will be able to transfer such amounts to other available investment options under the applicable Plan, in accordance with the terms and conditions of the Plan.
TAX CONSEQUENCES
     The exchange of Florida Rock common stock for cash or share merger consideration will not be immediately taxable to you as your benefits under the applicable Plan are not taxed until they are distributed to you. Your choice of cash or share consideration may, however, make a difference to you from a tax perspective at such time as you receive a distribution from the applicable Plan (e.g., upon your termination of employment) (See the separate materials on “Certain Tax Consequences” enclosed herewith).

CONFIDENTIALITY
     Your voting and election instructions to the Trustee are strictly confidential. Neither Florida Rock, the Plans, the Trustee, nor any of their agents will disclose how you voted and elected or if you voted and elected, unless required to do so by law. You should feel free to instruct the Trustee to vote in the manner you think best.
CONCLUSION
     We encourage you to exercise your rights under the Plans with respect to voting and the election of the form of merger consideration. Please review the enclosed documents carefully before deciding how to vote your shares and which form of merger consideration to elect. Because the shares in each Plan are registered in the name of SunTrust Bank, N.A., as Trustee, you will not be able to vote your shares in a Plan in person at the special meeting on                     , 2007. Please return your Voting Direction Form and Merger Consideration Election Form, completed, signed and dated, in the enclosed postage-paid envelopes as soon as possible.

Very truly yours,
SUNTRUST BANK, N.A.

MERGER CONSIDERATION ELECTION INSTRUCTIONS
(Please carefully read the instructions below.)
1. Execution and Delivery of Election Form
     If you want to make an election to receive cash consideration or share consideration for all or a portion of your Florida Rock shares held in the Florida Rock Savings Plans (the “Plans”), you must make your election by mail. To make your election by mail, you must date, sign and mail your Merger Consideration Election Form (the “Election Form”) to the Tabulator,                     , at the address set forth on the Election Form. Delivery of the Election Form is at your risk. A return envelope addressed to the Tabulator is enclosed for your convenience.
     The deadline for making your election electronically through the web site or the toll free number is 11:59 p.m. New York City Time on                     , 2007 two business days prior to Shareholder Meeting date (                    , 2007), and if you choose to make your election by mail, the Tabulator must receive your Election Form by 5:00 p.m. New York City time on                     , 2007 five business days prior to Shareholder Meeting date. We refer to such deadlines as the “Election Deadlines”). Florida Rock and Vulcan will announce the expected closing date by press release at least five business days before the closing date. All elections will automatically be deemed to be revoked in the event the merger agreement is terminated.
     If you wish to receive a combination of stock and cash for your Florida Rock shares in the applicable Plan, please print the percentage you wish to receive in stock under the Plan and the percentage you wish to receive in cash under the Plan in the spaces indicated on the Election Form. The total percentage for which you elect to receive a combination of stock and cash must equal 100%.
     If you wish to receive all stock, print 100% in the space indicated on the Election Form; otherwise, if you wish to receive all cash, print 100% in the space indicated on the Election Form.
     The Trustee shall, to the extent not inconsistent with the Employee Retirement Income Security Act of 1974, as amended, request merger consideration, with respect to shares of Florida Rock common stock for which properly completed instructions are timely received, in accordance with your instructions; all elections of merger consideration are further subject to the caps on the relative amounts of stock and cash consideration to be issued in connection with the merger and the proration described in the proxy statement/prospectus. (In the case of shares for which no completed instructions are timely received, unallocated shares held in a suspense account under a Plan and shares with respect to which an election form is timely returned without direction as to the form of merger consideration, the Trustee shall, to the extent not inconsistent with ERISA, request merger consideration in the same proportions of cash and stock as requested with respect to Florida Rock shares for which instructions have been properly and timely filed.)
     The Trustee reserves the right to deem that you have not made any election if:
•	no election choice is indicated in the Election Form and no election is made electronically through the toll free number or the web site;

•	inconsistent election choices are indicated; or

•	you fail to follow the instructions on the Election Form, toll free number or web site, or otherwise fail to properly make an election; or

•	your Election Form is not received by deadline.

     Notwithstanding anything to the contrary in the Election Form, the Trustee reserves the right to waive any flaws in a completed Election Form but shall be under no obligation to do so.
2. Signatures
     The Election Form must be signed by or on behalf of the plan participant indicated thereon. The signature on the Election Form must correspond exactly with the name of the registered account as printed on the Election Form. (When signing as agent, attorney, administrator executor, guardian, trustee or in any other fiduciary or representative capacity please follow Instruction 3 below.)
3. Supporting Evidence of Authority
     If an Election Form is executed by a trustee, executor, administrator, guardian, attorney-in-fact or in any other fiduciary or representative capacity, there must be submitted with the Election Form documentary evidence of appointment and authority to act in such capacity (including court orders where necessary). Such documentary evidence of authority must be in a form satisfactory to the Trustee.
4. Special Instructions for Delivery
     Any share consideration or cash consideration, as indicated on the Election Form, will be paid to the applicable Plan and allocated to the account of the participant to whom the applicable Florida Rock shares were credited immediately prior to the merger.
5. Improper Surrender
     The Trustee has the discretion to determine whether an Election has been properly completed by form or electronically through the toll free number or web site and to disregard immaterial defects in any Election Form. The Trustee may request from persons making an election such additional documents as the Trustee deems appropriate to cure any defect or irregularity. The good faith decision of the Trustee in such matters shall be conclusive and binding. The Trustee does not have any duty to give notification of defects in any Election Form.
6. Miscellaneous
     The terms and conditions of the merger agreement are incorporated herein by reference in their entirety and shall be deemed to form a part of the terms and conditions of this Election Form.
7. Inquiries
     If you have any questions about the Florida Rock Merger, need assistance in voting your shares or making elections or need additional copies of the proxy statement/prospectus, the proxy card, the Election Form or any related documentation, you should contact the Recordkeeper for the Plans at                     .

Voting Direction Form
FLORIDA ROCK INDUSTRIES, INC.
Special Meeting of Shareholders — ________, 2007
(Name & address computer-printed here
for window of envelope.)
(Control# computer-printed in box.)
BY MAIL
Mark, date and sign this voting direction form and mail the entire form promptly in the postage-paid envelope.
Please be sure to mail your instruction promptly. Mailed instructions must be received by the Trustee no later than 5 P.M., New York City Time, on                     , 2007 to be included in the voting results.
     As a participant in a Florida Rock Savings Plan, I direct SunTrust Bank, N.A. to vote, as directed below, shares of Florida Rock common stock which are allocated to my account as of the record date for the Special Meeting of Shareholders, at such meeting or any adjournment, and in its discretion it is authorized to vote upon any other business that properly may come before the meeting. I understand that the Trustee will, to the extent not inconsistent with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), vote those shares with respect to which participant direction is received in accordance with such direction, and will vote allocated shares for which it does not timely receive a voting direction form and unallocated shares held in a suspense account in the same proportion as the Trustee votes shares of Florida Rock common stock for which voting instructions have been timely received. I understand my vote will be held in confidence by the Trustee. A complete description of the merger agreement is in the proxy statement/prospectus of Florida Rock included in this package. You should read the proxy statement/prospectus carefully and in its entirety, and the additional materials included in this package.
The Board of Directors recommends a vote FOR the proposal.
Indicate your direction by marking an (x) in the appropriate box below. If no directions are indicated, the shares represented by this signed direction form will be voted as your Board of Directors recommends, which is FOR the proposal.

	FOR	AGAINST	ABSTAIN
Approval of the Agreement and Plan of Merger dated as of February 19, 2007 by and between Vulcan Materials Company and Florida Rock and related parties	☐	☐	☐

FOR	AGAINST	ABSTAIN
Approval of a proposal to adjourn the special meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the special meeting to approve the first proposal
☐	☐	☐

Signature	Date	, 2007
     Please sign exactly as your name appears hereon.
To assure your representation at the meeting, please sign and mail
this form promptly in the enclosed, postage-paid envelope to                     ,
Independent Tabulator,                                         .

Merger Consideration Election Form
for Participants in the Florida Rock Savings Plans
regarding the proposed business combination
of Florida Rock Industries, Inc.
and Vulcan Materials Company
(Name & address computer-printed here
for window of envelope.)
(Control# computer-printed in box.)
BY MAIL
Mark, date and sign this election form and mail the entire form promptly in the postage-paid envelope.
Please be sure to mail your election promptly. Mailed elections must be received by the Trustee no later than 5 P.M., New York City Time, on                     , 2007 to be included in the tabulation.
     SunTrust Bank, N.A. currently serves as trustee (the “Trustee”) of the Florida Rock Savings Plans (the “Plans”). As a participant in a Plan, you have the right to direct whether to elect to receive the cash consideration or the share consideration, or some combination thereof, in exchange for the Florida Rock Common Stock allocated to your Account under the applicable Plan. Under the terms of the Plan upon receipt of the total results of participant direction, to the extent not inconsistent with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Trustee will elect merger consideration with respect to Florida Rock shares for which instruction has been received in accordance with participant instructions. With respect to shares for which no election of merger consideration is made, and any unallocated shares held in a suspense account, to the extent not inconsistent with ERISA, the Trustee will request merger consideration in the same proportion of cash and stock as requested for Florida Rock shares held under the applicable Plan for which merger consideration election instructions have been properly given and received.
     All participant elections are subject to the caps on the relative amounts of cash and share consideration to be issued in connection with the merger and the related proration provisions. A complete description of the merger agreement and of the election and caps and proration procedures is in the proxy statement/prospectus of Florida Rock included in this package. You should read the proxy statement/prospectus carefully and in its entirety, and also the accompanying letter from SunTrust Bank, N.A., the merger consideration election instructions and the information on tax consequences.

Important:
The sum of
your elections
must be 100%
I elect to receive in Stock (whole percent only) in The Plan:

%
I elect to receive in Cash (whole percent only) in The Plan:

%

Signature	Date	, 2007
     Please sign exactly as your name appears hereon.
To assure your representation in the tabulation, please sign and
mail this form promptly in the enclosed, postage-paid envelope to                     ,
Independent Tabulator,                                         .